REIMBURSEMENT AND SECURITY AGREEMENT

                                     BETWEEN

                                   CULP, INC.,

                                       AND

              WACHOVIA BANK OF NORTH CAROLINA, NATIONAL ASSOCIATION

                            DATED AS OF APRIL 1, 1997

                     RELATING TO $3,377,000 PRINCIPAL AMOUNT
                       CHESTERFIELD COUNTY, SOUTH CAROLINA
                            INDUSTRIAL REVENUE BONDS
                        (CULP, INC. PROJECT) SERIES 1988
                  ---------------------------------------------


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                      REIMBURSEMENT AND SECURITY AGREEMENT


         THIS REIMBURSEMENT AND SECURITY AGREEMENT, dated as of April 1, 1997, is made and entered into by and between CULP, INC., a North Carolina corporation (the "Company"), and WACHOVIA BANK OF NORTH CAROLINA, NATIONAL ASSOCIATION, a national banking association with its principal office in Winston-Salem, North Carolina (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, on December 19, 1988, Chesterfield County, South Carolina (the "Issuer"), issued its Industrial Revenue Bonds (Culp, Inc. Project) Series 1988 in the aggregate principal amount of $3,377,000 (the "Bonds") pursuant to an Indenture of Trust dated as of December 1, 1988 (as the same may be supplemented pursuant to its terms, the "Indenture"), between the Issuer and Branch Banking and Trust Company, as trustee (together with any successors in trust, the "Trustee"); and

         WHEREAS, pursuant to a Loan Agreement dated as of December 1, 1988 (as the same may be amended pursuant to its terms and the terms of the Indenture, the "Loan Agreement") between the Issuer and the Company, the Issuer loaned the proceeds of the Bonds to the Company (i) to finance the acquisition, construction and equipping of certain facilities more fully described in the Loan Agreement (the "Project"), and (ii) to pay certain costs of issuing the Bonds; and

         WHEREAS, to provide additional security for the payment of the Bonds, the Bank issued its irrevocable, direct-pay letter of credit No. LC 968-068488 dated April 1, 1996 (the "Original Letter of Credit"); and

         WHEREAS, the Original Letter of Credit was issued pursuant to a 1996 Amended and Restated Credit Agreement dated as of April 1, 1996, among the Company, the Bank, and First Union National Bank of North Carolina, N.A. (the "1996 Credit Agreement"); and

         WHEREAS, the Company has determined to replace the 1996 Credit Agreement with a new credit agreement dated as of April 23, 1997 (the "Credit Agreement"), among the Company, the Banks listed therein, and Wachovia Bank of Georgia, N.A., as Agent ("Agent"); and

         WHEREAS, as a condition to the execution of the Credit Agreement, the Company and the Bank, at the request of the Agent, have agreed to enter into this Reimbursement Agreement to set forth the Company's obligations to reimburse the Bank for any draws on the Letter of Credit, as hereinafter defined; and

         WHEREAS, in connection with the execution of the Credit Agreement, the Bank has agreed to amend the terms of the Original Letter of Credit in order to provide for automatic extension of the

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term thereof, and to amend certain references therein to refer to this
Reimbursement Agreement; and

         WHEREAS, as required by SECTION 8.5 of the Indenture, the Trustee has consented to the amendment of the Original Letter of Credit; and

         WHEREAS, the Bank has agreed to issue the First Amendment to Letter of Credit No. LC 968-068488 (the "First Amendment to Letter of Credit") substantially in the form attached herein as EXHIBIT A, which is by this reference made a part hereof (the Original Letter of Credit, as amended by the First Amendment to Letter of Credit, as the same may be further amended from time to time, the "Letter of Credit");

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                             ARTICLE I. DEFINITIONS.

         Section I.1. Defined Terms. Unless otherwise specifically defined herein, capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement. In the event the Credit Agreement is no longer in effect, such terms and any other references to the terms of the Credit Agreement shall have the meanings and substance assigned to them in the Credit Agreement immediately prior to its termination. Furthermore, in addition to the words and terms defined above, the following terms when used herein shall have the following respective meanings:

         "Bankruptcy Code" means Title 11 of the United States Code, as amended, and any successor statute or statutes having substantially the same function.

         "Business Day" means any day on which the offices of the Bank at which drawings on the Letter of Credit are made, the Trustee, the Tender Agent, the Registrar (as each such term is defined in the Indenture) and the Remarketing Agent are each open for business and on which The New York Stock Exchange is not closed.

         "Closing Date" means April 23, 1997.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax code. Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final, temporary or proposed.

         "Default" means any event that, with the passage of time or giving of notice, or both, would constitute an Event of Default.


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         "Default Rate" means on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans under the Credit Agreement (irrespective of whether any such type of Loans are actually outstanding thereunder).

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, permit, license, approval, interpretation, order, guidance or other legal requirement (including without limitation any subsequent enactment, amendment or modification) relating to the protection of human health or the environment, including, but not limited to, any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment.

         "Event of Default" means any of the events specified in SECTION 8.1 hereof.

         "Expiration Date" means the Initial Expiration Date or, if the stated term of the Letter of Credit is extended as contemplated in SECTION 2.2(B) hereof, the last day of each Successive Extension Period.

         "Fee Percentage" means (i) on the Closing Date, _____ % per annum, and
(ii) on each Payment Date thereafter, the percentage determined on such Payment Date by reference to the table set forth below and the Debt/EBITDA Ratio for the quarterly or annual period ending immediately prior to such Payment Date:

    Debt/EBITDA Ratio                                    Fee Percentage
     < 1.5 to 1.0                                             .35%

     => 1.5 to 1 but
     < 2.3 to 1                                               .40%

     => 2.3 to 1 but
     < 2.5 to 1                                               .50%

     > 2.5 to 1                                               .65%

         "Financial Statements" means the annual audited consolidated financial statements of the Company and its Subsidiaries at April 30 and for the year then ended.

         "Generally Accepted Accounting Principles" means generally accepted accounting principles, applied on a consistent basis for the Company and its Subsidiaries on a consolidated basis throughout the period indicated, as further described in Section 1.02 of the


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Credit Agreement.

         "Governmental Authority" means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

         "Hazardous Material" means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance under any Environmental Law; (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) its presence requires investigation or remediation under an Environmental Law or common law; (iv) it constitutes a danger, nuisance, trespass or health or safety hazard to persons or property; and/or (v) it is or contains, without limiting the foregoing, petroleum hydrocarbons.
         "Initial Expiration Date" means March 1, 2001.

         "Letter of Credit Amount" means, at any time, the aggregate of the Letter of Credit - Principal Component and the Letter of Credit - Interest Component, subject to reduction or reinstatement as provided in the Letter of Credit.

         "Letter of Credit - Interest Component" has the meaning ascribed thereto in SECTION 2.1 hereof.

         "Letter of Credit - Principal Component" has the meaning ascribed thereto in SECTION 2.1 hereof.

         "Material Adverse Change" means a material adverse change in, any of
(i) the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole; (ii) the ability of the Company or any Subsidiary to perform under this Agreement or any Related Document in any material respect or any other material contract to which any one or more of them is a party in any material respect; (iii) the legality, validity or enforceability of this Agreement or any Related Document; or (iv) the perfection or priority of the liens of the Bank granted under this Agreement or any Related Document or the rights and remedies of the Bank under this Agreement or any Related Document (other than a change resulting from any act or omission by the Bank).

         "Moody's" means Moody's Investors Service and any successor thereto which is a nationally recognized rating agency.

         "Notice of Adjustment" has the meaning ascribed thereto in SECTION 2.4(B) hereof.


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         "Notice of Non-Extension" means a written notice delivered by the Bank to the Trustee, the Company and the Rating Agency to the effect that the Letter of Credit will not be extended for a Successive Extension Period.

         "Offering Memorandum" means collectively the Preliminary Offering Memorandum and the Offering Memorandum with respect to the initial offering and sale of the Bonds, together with the Supplement to Offering Memorandum to be distributed in connection with the remarketing of the Bonds following the Closing Date.

         "Payment Date" means each anniversary of the Closing Date, commencing April 23, 1998.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Placement Agent" means Wachovia Bank of North Carolina, National Association, in its capacity as placement agent under the Placement Agreement.

         "Placement Agreement" means the Placement Agreement as defined in the Indenture.

         "Pledged Bond Collateral" has the meaning set forth in SECTION 9.1 hereof.

         "Pledged Bonds" means those Bonds which have been purchased from monies drawn under the Letter of Credit and not remarketed by the Remarketing Agent pursuant to of the Indenture.

         "Purchase Price" means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered for purchase pursuant to the Indenture plus accrued and unpaid interest thereon to the date of purchase.

         "Rating Agency" means Moody's, Standard & Poor's and any other national rating service acceptable to the Trustee, the Remarketing Agent, the Bank and the Company that has a rating of the Bonds in effect at that time.

         "Reimbursement Agreement" means this Reimbursement and Security Agreement, as the same may be amended, modified, supplemented or restated from time to time.

         "Reimbursement Obligations" means any one or more of the obligations of the Company to the Bank under this Reimbursement Agreement, including but not limited to the obligations specified


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in SECTION 2.5 of this Reimbursement Agreement.

         "Related Documents" means the Bonds, the Indenture, the Loan Agreement, the Placement Agreement, the Remarketing Agreement and any other instrument, document, agreement or certificate relating thereto or otherwise executed and delivered in connection with the issuance of the Bonds or the Letter of Credit.

         "Remarketing Agent" means Wachovia Bank of North Carolina, National Association, and its successors appointed and serving in such capacity under the Indenture.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and any successor thereto which is a nationally recognized rating agency.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time, directly or indirectly, by the Company.

         "Successive Extension Period" has the meaning ascribed thereto in
SECTION 2.2(B) hereof.

         "Tender Advance" means a loan by the Bank to the Company made pursuant to SECTION 2.6 hereof, the proceeds of which are used to reimburse the Bank for the amount of a corresponding Tender Drawing.

         "Tender Advance Interest Rate" means the interest rate applicable to a Euro-Dollar Loan under the Credit Agreement as of the date of such Tender Advance.

         "Tender Agent" has the meaning ascribed thereto in ARTICLE I of the Indenture.

         "Tender Drawing" means a drawing under the Letter of Credit to pay the portion of the Purchase Price of the Bonds allocable to principal.

         "Termination Date" means the earliest of (i) the close of business on the Expiration Date, (ii) the date on which the principal amount of and interest on the Bonds shall have been paid in full, (iii) the close of business on the second Business Day following conversion of the interest rate on the Bonds to a Fixed Rate (as defined in the Indenture), (iv) the date on which the Bank honors the draft drawn on the Letter of Credit pursuant to the Indenture following the occurrence of an Event of Default (as defined in the Indenture) and an acceleration, (v) the date the Letter of Credit is surrendered to the Bank for cancellation, or (vi) the date the Bank honors the final drawing available under the


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Letter of Credit.

         Section I.2. Accounting Terms. Any accounting terms used in this Reimbursement Agreement that are not specifically defined shall be interpreted as set forth in Section 1.02 of the Credit Agreement.

         Section I.3. Singular/Plural. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.
                        ARTICLE II. THE LETTER OF CREDIT.

         Section II.1. Terms of Letter of Credit. The Bank issued its Letter of Credit on April 1, 1996, in an amount equal to the sum of (i) the aggregate principal amount of the Bonds (the "Letter of Credit - Principal Component"), plus (ii) an amount equal to 120 days' interest on the Bonds, computed as though the Bonds bore interest at the rate of 15% per annum, notwithstanding the actual rate borne by the Bonds from time to time, based on a 360-day year for the actual number of days elapsed (the "Letter of Credit - Interest Component"). The Original Letter of Credit is hereby amended by the First Amendment, as set forth on EXHIBIT A hereto. The Bank shall execute the First Amendment and deliver it to the Trustee with instructions that the First Amendment be attached to the Original Letter of Credit.

         Section II.2. Term of the Letter of Credit; Extensions of the Stated Term; Cancellation or Replacement of the Letter of Credit.

         (a) The term of the Letter of Credit shall end on the Termination Date.

         (b) The initial term of the Letter of Credit is stated to expire, subject to earlier termination, on the Initial Expiration Date. The Initial Expiration Date will be automatically extended, subject to earlier termination, for successive additional periods of one calendar month each ("Successive Extension Periods") until the fifth day of the thirteenth calendar month following the calendar month during which the Company, the Trustee, and the Rating Agency receive a Notice of Non-Extension from the Bank. The Bank's decision to deliver a Notice of Non-Extension shall be made in its sole discretion and no course of dealing or other circumstance shall be deemed to require the Bank to refrain from delivering a Notice of Non-Extension. The Company shall provide prior written notice to the Trustee of any amendment or modification of this SECTION 2.2(B).

         (c) The Letter of Credit may be canceled or replaced at any time without penalty or premium at the request of the Company upon satisfaction of all conditions specified in subsections (i), (ii)


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and (iii) hereof:

                    (i) the Company shall have given not less than thirty (30) days prior written notice to the Bank that the Company desires to cancel or replace the Letter of Credit;

                  (ii) the Letter of Credit shall have been returned to the Bank for cancellation; and

                  (iii) all Reimbursement Obligations (including all Letter of Credit fees) shall have been paid in full.

         Upon the cancellation or replacement of the Letter of Credit in accordance with this Section, the Bank will within ten (10) days of the effective date of such cancellation or replacement refund to the Company any unearned portion of the letter of credit fee previously paid by the Company to the Bank pursuant to Section 2.4(a).

         Section II.3. Reduction of Letter of Credit Amount; Restoration of Letter of Credit Amount. Without limiting the provisions of the Letter of Credit, the Letter of Credit - Interest Component shall be reduced in an amount equal to any draw to pay interest on the Bonds (including interest constituting a portion of the Purchase Price of Bonds), but shall be reinstated automatically ten (10) calendar days after drawing unless the Bank shall have notified the Trustee that (i) the Bank has not been reimbursed for said drawing or (ii) that an Event of Default has occurred and is continuing. In addition, and without limiting the provisions of the Letter of Credit, the Letter of Credit - Principal Component shall be reduced in an amount equal to any draw to pay principal of the Bonds (including any Tender Drawing), but, with respect to any Tender Drawing, such amount will be reinstated upon receipt by the Trustee of notice from the Bank that the Tender Advance applicable thereto has been repaid.

         Section II.4.  Fees Relating to Letter of Credit.

         (a) The Company hereby agrees to pay to the Bank annually in advance, commencing on the Closing Date and thereafter on each Payment Date, a letter of credit fee, calculated in the manner provided in the last paragraph of Section 2.06(a)(ii) of the Credit Agreement, equal to the product of the Letter of Credit Amount in effect on the date of such payment (after giving effect to any reduction in the Letter of Credit Amount resulting from a redemption of Bonds on such date) multiplied by the applicable Fee Percentage. The letter of credit fee shall be computed on the basis of the actual number of days elapsed over a 360-day year. If a Tender Advance is outstanding on any Payment Date, the Company shall pay to the Bank an additional letter of credit fee on any date when all or a portion of the principal amount of such Tender Advance is repaid equal to the product of the principal amount of the Tender Advance being repaid, multiplied by (1) the Fee Percentage, and (2) the number of days from the date of such repayment until the next Payment Date divided by 360.

         (b) If, after the date hereof, any law or regulation shall be adopted or any change in any law or regulation or in the interpretation thereof by any Governmental Authority shall occur, which adoption or change shall either: (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Bank, or (ii) impose on the Bank any other condition relating, directly or indirectly, to this Reimbursement Agreement or the Letter of Credit, and the result of any event referred to in clause (i) or
(ii) of this subsection shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit, then the Company shall pay to the Bank, upon demand therefor by the Bank, such additional amounts as the Bank shall reasonably determine are necessary to compensate the Bank for such increased cost, together with interest on such amount calculated at the Default Rate from the date of such demand until payment in full if such amount is not paid in full within thirty (30) days after such demand. The Bank shall deliver to the Company a certificate as to such increased cost incurred by the Bank as a result of any event mentioned in this subsection, setting forth in reasonable detail the basis therefor and the manner of calculation thereof, as soon as practicable after the Bank becomes aware of such change, which certificate shall be conclusive (absent manifest error) as to the amount set forth therein.

         (c) If after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or would have the effect of reducing the rate of return on the


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Bank's capital as a consequence of its obligations under the Letter of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), then the Company shall pay to the Bank, upon demand therefor by the Bank, such additional amounts as the Bank shall reasonably determine are necessary to compensate the Bank for such reduced rate of return, together with interest on such amount calculated at the Default Rate from the date of such demand until payment in full if such amount is not paid in full within thirty (30) days after such demand. The Bank shall deliver to the Company a certificate as to such reduced rate of return incurred by the Bank as a result of any event mentioned in this subsection, setting forth in reasonable detail the basis therefor and the manner of calculation thereof, as soon as practicable after the Bank becomes aware of such change, which certificate shall be conclusive (absent manifest error) as to the amount set forth therein. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

         (d) The Company hereby agrees to pay to the Bank upon each drawing under the Letter of Credit in accordance with its terms a drawing fee equal to $100.00 per drawing, unless the Bank or one of its Affiliates is serving as Trustee pursuant to the terms of the Indenture on the date of such drawing. Such fee is due and payable on the date each drawing under the Letter of Credit is made.

         Section II.5.  Reimbursement of Drawings under Letter of Credit.

         (a) The Company hereby agrees to pay to the Bank immediately after and on the same Business Day as any amount is drawn and paid under the Letter of Credit a sum equal to the amount so drawn; PROVIDED, HOWEVER, that if the Bank makes a Tender Advance pursuant to SECTION 2.6 on account of a Tender Drawing, the Company's obligation to reimburse the Bank for the amount of such Tender Drawing shall be deemed satisfied by the Bank's application of the proceeds of such Tender Advance.

         (b) If the Company fails to pay to the Bank any amount when due under this Reimbursement Agreement, interest shall accrue on any and all such amounts at the Default Rate (in the case of interest on interest, to the maximum extent permitted by law), commencing the day after such amounts first became due until payment in full, and the Company hereby agrees to pay such accrued interest to the Bank upon demand.

         Section II.6. Tender Advances, Prepayments, Interest Computations and Notices.

         (a) The Bank agrees to make Tender Advances to the Company for the purpose of paying Tender Drawings arising from time to time (other than a Tender Drawing upon conversion of the interest rate on the Bonds to a "Fixed Rate" as defined in the Indenture), subject to the following conditions precedent: (i) the representations and warranties contained in ARTICLE V hereof shall be true and correct on and as of the date of such Tender Drawing as if made on and as of such date; and (ii) after giving effect to the foregoing clause (i), no Default or Event of Default under this Reimbursement Agreement shall have occurred and be continuing. Each Tender Advance shall be in an amount equal to a corresponding Tender Drawing and the proceeds of such Tender Advance shall be applied by the Bank automatically to the payment in full of such Tender Drawing. The Company hereby agrees to pay to the Bank the aggregate unpaid principal amount of all Tender Advances, together with all accrued and unpaid interest thereon, on the Termination Date. The Tender Advances may, but need not, be made against and evidenced by such promissory notes or instruments as the Bank may deem appropriate. Where a Tender Advance is evidenced by a promissory note or other instrument, the Company hereby authorizes the Bank to endorse on any schedule which may be attached thereto the amount of each Tender Advance made by the Bank to the Company hereunder, the date such Tender Advance is made and the amount of each payment or prepayment of principal of such Tender Advance received by the Bank; PROVIDED, HOWEVER, that any failure by the Bank to make any such endorsement shall not limit, modify or affect the obligations of the Company hereunder or under any promissory note or instrument relating thereto in respect of such Tender Advances.

         (b) The Company hereby promises to pay to the Bank interest at a rate per annum equal to the Tender Advance Interest Rate on the unpaid principal amount of each Tender Advance for the period commencing on the date of such Tender Advance to, but excluding, the date such Tender Advance is paid in full; PROVIDED, HOWEVER, that if the Company fails to pay any portion of the principal of or accrued interest on any Tender Advance when due, interest on the unpaid principal amount of each Tender Advance shall accrue and be payable in accordance with the provisions of SECTION 2.5(B). Accrued interest on each Tender Advance shall be payable (i) on each Payment Date, (ii) upon the payment or prepayment thereof (but only on the principal so paid or prepaid), and (iii) on the Termination Date.

         (c) All Tender Advances may be prepaid: (i) at any time by the Company on one (1) Business Day's notice stating the amount to be prepaid (which shall be $5,000 or a whole number multiple thereof); and (ii) at any time on behalf of the Company on one (1) Business Day's notice from the Company or the Remarketing Agent directing the Bank to deliver (or, if the Bonds are then maintained in book-entry form, authorize the release of) a specified principal amount of Pledged Bonds held by or for the benefit of the Bank for remarketing pursuant to
SECTION 2.7 of the Indenture. Each such notice of prepayment shall be irrevocable and shall specify the Tender Advance to be prepaid and the amount of the Tender Advance to be prepaid and the date of prepayment (which date shall be a Business Day). Upon payment to the Bank of the amount to be prepaid pursuant to clause (i) or (ii) above, together with accrued interest, as set forth in
SECTION 2.6(B)(II) hereof, to the date of such prepayment on the amount to be prepaid, the outstanding obligations of the Company under SECTION 2.6(A) shall be reduced by the amount of such prepayment, interest shall cease to accrue on the amount prepaid, and the Bank shall release or authorize the release from the pledge and security interest created under SECTION 9.1 hereof a principal amount of Pledged Bonds equal to the amount of such prepayment. Such Bonds shall be delivered to (or, if the Bonds are then maintained in book-entry form, registered for the account of) the Company, in the event of a prepayment pursuant to clause (i) above, or the Remarketing Agent pursuant to SECTION 2.7 of the Indenture, in the event of a prepayment pursuant to clause (ii) above, as appropriate.

         Section II.7. Form and Place of Payments; Computation of Interest. All payments by the Company to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds at the Bank's principal office, which at the date hereof is located at Winston-Salem, North Carolina. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and any interest payable thereof shall be payable for such extended time at the specified rate. All interest (including, without limitation, interest on Tender Advances) and fees hereunder shall be computed on the basis of the actual number of days elapsed over a 360-day year and shall include the first day but exclude the last day of the relevant period.

                       ARTICLE III. OBLIGATIONS ABSOLUTE.

         Section III.1. Obligations Absolute, Unconditional and Irrevocable. The obligations of the Company under this Reimbursement Agreement and the Related Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof and thereof, under all circumstances whatsoever, irrespective of any of the following circumstances:

         (a) any lack of validity or enforceability of this Reimbursement Agreement, the Letter of Credit, the Bonds or any of the other Related Documents;

         (b) any amendment or waiver of or any consent to departure from this Reimbursement Agreement, the Letter of Credit, the Bonds or all or any of the other Related Documents (except to the extent such amendment or waiver expressly relieves the Company of an obligation under this Reimbursement Agreement or the Related Documents);

         (c) the existence of any claim, setoff, defense or other rights which the Company or any other Person may have at any time against the Trustee, the Placement Agent, the Remarketing Agent, the Tender Agent, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, the Placement Agent, the Remarketing Agent, the Tender Agent, any such beneficiary or any such transferee may be acting), the Bank, or any other Person, whether in connection with this Reimbursement Agreement, the Letter of Credit, the Bonds, the Credit Agreement or any of the other Related Documents or any unrelated transaction;

         (d) any statement or any other document presented under the Letter of Credit proves to be forged, fraudulent or invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever (absent gross negligence or willful misconduct by the Bank);

         (e) payment by the Bank under the Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit (absent gross negligence or willful misconduct by the Bank); and

         (f) any other circumstance or happening whatsoever whether or not similar to any of the foregoing.

         Nothing contained herein shall act as a waiver of any rights or claims the Company may have against the Bank or any other party listed in SECTION 3.1(C) above.


                       ARTICLE IV. CONDITIONS PRECEDENT TO
                      EXECUTION OF REIMBURSEMENT AGREEMENT

         Section IV.1. Conditions Precedent to Execution of Reimbursement Agreement. Each of the following is a condition precedent to the obligation of the Bank to enter into this Reimbursement Agreement.

         (a) On or before the Closing Date, the Bank shall have received the following documents, instruments, opinions and certificates, each in form and substance satisfactory to the Bank:

                  (i) a duly executed original of this Reimbursement Agreement and the Credit Agreement;

                  (ii) a Closing Certificate as defined in Section 3.01(e) of the Credit Agreement, addressed to the Bank;

                  (iii) an Officer's Certificate, as defined in Section 3.01(f) of the Credit Agreement, addressed to the Bank, together with a copy of the items described in such section; and

                  (iv) a Certificate of the Trustee evidencing the Trustee's consent to the First Amendment to Letter of Credit; and

                  (v) such other documents, instruments, opinions, certificates, approvals or consents as the Bank may reasonably request.

         (b) As of the Closing Date the Bank shall be satisfied that there has been no Material Adverse Change, and that all information, representations and materials submitted to the Bank by the Company in connection with the issuance of the Letter of Credit are accurate and complete in all material respects.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company set forth in Article IV of the Credit Agreement are hereby incorporated by reference as is set forth herein. Such representations and warranties are true and accurate on the date hereof (and the date of any Tender Advance, if any, made pursuant to this Reimbursement Agreement).

                             ARTICLE VI. COVENANTS.

         Until the Letter of Credit has terminated and all Reimbursement Obligations have been paid in full, the Company will, and will cause its Subsidiaries to:

         Section VI.1. Financial and Business Information. Deliver to the Bank:

         (a) As soon as available and in any event within forty-five (45) days after the close of each of the first three Fiscal Quarters of each Fiscal Year of the Company, beginning with the current quarter, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statement of income and statement of cash flows for such Fiscal Quarter then ended and for that portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

         (b) As soon as available and in any event within ninety (90) days after the close of each Fiscal Year, consolidated balance sheet of the Company and its consolidated Subsidiaries as of the close of such Fiscal Year and the related audited consolidated statements of income, shareholders' equity and cash flows for each Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all certified by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Bank;

         (c) Concurrently with the delivery of the financial statements described in subsections (a) and (b) above, a certificate required by Section 5.01(c) of the Credit Agreement, in substantially the form of EXHIBIT F to the Credit Agreement addressed to the Bank; and

         (d) Copies of any other documents, instruments, certificates and notices required to be delivered to the Agent pursuant to Section 5.01 of the Credit Agreement.

         Section VI.2. Notice of Certain Events. Promptly give notice in writing to the Bank of any Default or Event of Default under the Reimbursement Agreement.

         Section VI.3. Covenants Incorporated by Reference. The covenants of the Company set forth in Sections 5.02 through 5.05, inclusive, and 5.07 through 5.22, inclusive, of the Credit Agreement are hereby incorporated by reference and shall be deemed to be made for the benefit the Bank under the Reimbursement Agreement as if fully set forth herein; PROVIDED THAT in all such covenants, the terms "the Banks" and "the Agent" shall be deemed to include the Bank, and the Bank shall be entitled to receipt of all notices, instruments, certificates and documents required to be delivered to the Banks or the Agent pursuant to such sections.

                             ARTICLE VII. RESERVED.

                   ARTICLE VIII. EVENTS OF DEFAULT; REMEDIES.

         Section VIII.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

         (a) The Company shall fail to pay when due any amount payable under this Reimbursement Agreement;

         (b) The Company shall fail to observe or perform any covenant, restriction or agreement contained in SECTIONS 6.1, 6.2 AND 6.3 of this Reimbursement Agreement;

         (c) The Company shall fail to observe or perform any covenant, restriction or agreement contained in this Reimbursement Agreement and not described in SECTIONS 8.1(A) and (B) above for thirty (30) days after receipt by the Company of written notice from the Bank;

         (d) Any representation, warranty, certification or statement made or deemed made by the Company in ARTICLE V of this Reimbursement Agreement, in any Related Document, in the Credit Agreement or in any certificate, financial statement or other document delivered pursuant to this Reimbursement Agreement or any Related Document shall prove to have been incorrect in any material respect when made or deemed made;

         (e) A default or event of default as defined in any Related Document shall occur and be continuing; or

         (f) A default or event of default as defined in the Credit Agreement or in any other agreement between the Company and the Bank shall occur and be continuing.

         Section VIII.2. Remedies. Upon the occurrence and during the continuance of any Event of Default:

         (a) Acceleration of Indebtedness. The Bank may, in its sole discretion,
(i) declare all Tender Advances and all other amounts due hereunder and all interest accrued thereon to be immediately due and payable, and upon such declaration the same shall become and be immediately due and payable, without presentment, protest or other notice of any kind, all of which are hereby waived by the Company, (ii) notify the Trustee of such occurrence and thereby require the Trustee immediately to declare the principal of all Bonds then outstanding and the interest accrued thereon immediately due and payable pursuant to the Indenture, and (iii) pursue all remedies available to it by contract, at law or in equity.

         (b) Right of Set-off. The Bank may, and is hereby authorized by the Company, at any time and from time to time, to the fullest extent permitted by applicable laws, without advance notice to the Company (any such notice being expressly waived by the Company), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the Bank or any of its Affiliates to or for the credit or the account of the Company against any or all of the obligations of the Company under this Reimbursement Agreement now or hereafter existing, whether or not such obligations have matured. The Bank agrees promptly to notify the Company after any such set-off or application; PROVIDED, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         (c) Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the Bank's rights and remedies set forth in this Reimbursement Agreement is not intended to be exhaustive and the exercise by the Bank of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under any Related Documents or under any other agreement between the Company and the Bank or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Bank in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Company and the Bank or their agents or employees shall be effective to change, modify or discharge any provision of this Reimbursement Agreement or any of the Related Documents or to constitute a waiver of any Event of Default.

                           ARTICLE IX. PLEDGED BONDS.

         Section IX.1. The Pledge. The Company hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank all its right, title and interest to, and hereby grants to the Bank a first lien on, and security interest in, all right, title and interest of the Company in and to the following (hereinafter collectively called the "Pledged Bond Collateral"):

                  (i) all Pledged Bonds;

                  (ii) all income, earnings, profits, interest, premium or other payments in whatever form in respect of the Pledged Bonds; and

                  (iii) all proceeds (cash and non-cash) arising out of the sale, exchange, collection, enforcement or other disposition of all or any portion of the Pledged Bonds.

The Pledged Bond Collateral shall serve as security for the payment and performance when due of the Reimbursement Obligations. The Company shall deliver, or cause to be delivered, the Pledged Bonds to the Bank or to a pledge agent designated by the Bank immediately upon receipt thereof or, in the case of Pledged Bonds held under a book-entry system administered by The Depository Trust Company ("DTC"), New York, New York (or any other clearing corporation), the Company shall cause the Pledged Bonds to be reflected on the records of DTC (or such other clearing corporation) as a position held by the Bank (or a pledge agent acceptable to the Bank) as a DTC participant (or a participant in such other clearing corporation) and the Bank (or its pledge agent) shall reflect on its records that the Pledged Bonds are owned beneficially by the Company subject to the pledge in favor of the Bank.

         Section IX.2. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Bond Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Bond Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Pledged Bond Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Bond Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Reimbursement Obligations in such order as the Bank may elect, the Company remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Bank account for the surplus, if any, to the Company. The Company agrees that the Bank need not give more than ten days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Company if it has signed after Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to the Bank in this Reimbursement Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Reimbursement Obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of North Carolina at that time.

         If the Bank sells any of the Pledged Bond Collateral pursuant to this
SECTION 9.2, the Bank agrees that it will reinstate the Letter of Credit in an amount sufficient to cover all principal and accrued interest on the Bonds so sold for up to 120 days at 15% per annum (computed on the basis of a 360-day year).

         Section IX.3. Valid Perfected First Lien. The Company covenants that the pledge, assignment and delivery of the Pledged Bond Collateral hereunder will create a valid, perfected, first priority security interest in all right, title or interest of the Company in or to such Pledged Bond Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Company which would include the Pledged Bond Collateral. The Company covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bond Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

         Section IX.4. Release of Pledged Bonds. Pledged Bonds shall be released from the security interest created hereunder upon satisfaction of the Reimbursement Obligations with respect to such Pledged Bonds as provided in
SECTION 2.8 of the Indenture.

                            ARTICLE X. MISCELLANEOUS.

         Section X.1. Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket expenses of the Bank, including reasonable fees and disbursements of counsel, in connection with: (i) the preparation, execution, delivery, and filing, if required, of this Reimbursement Agreement and the Letter of Credit, (ii) any amendments, supplements, consents or waivers hereto or thereto, and (iii) the administration or enforcement of this Reimbursement Agreement, the Bonds, the Letter of Credit and the Related Documents and any other documents which may be delivered in connection herewith or therewith. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Reimbursement Agreement and the Related Documents and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. It is the intention of the parties hereto that the Company shall pay amounts referred to in this Section directly. In the event the Bank pays any of the amounts referred to in this Section directly, the Company will reimburse the Bank for such advances and interest on such advance shall accrue until reimbursed at the Default Rate.

         Section X.2. Indemnification. From and at all times after the date of this Reimbursement Agreement, and in addition to all of the Bank's other rights and remedies against the Company, the Company agrees to indemnify, defend and hold harmless the Bank, and each director, officer, employee, agent, successor, assign and affiliate of the Bank from and against the following (collectively "Costs"): any and all claims (whether valid or not), losses, damages, actions, suits, inquiries, investigations, administrative proceedings, judgments, liens, liabilities, penalties, fines, amounts paid in settlement, requirements of Governmental Authorities, punitive damages, interest, damages to natural resources and other costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees and expenses, court costs and fees, and consultant and expert witness fees and expenses) arising in any manner, directly or indirectly, out of or by reason of (a) the negotiation, preparation, execution or performance of this Reimbursement Agreement or the Related Documents, or any transaction contemplated herein or therein, whether or not the Bank or any other party protected under the indemnity agreement under this paragraph is a party to any action, proceeding or suit in question, or the target of any inquiry or investigation in question; PROVIDED, HOWEVER, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such indemnified party (as finally determined by a court of competent jurisdiction),
(b) any breach of any of the covenants, warranties or representations of the Company hereunder or under any Related Document, (c) any violation or alleged violation of any Environmental Law, federal or state securities law, common law, equitable requirement or other legal requirement by the Company or with respect to any property owned, leased or operated by the Company (in the past, currently or in the future), (d) by reason of any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Offering Memorandum, or in any supplement or amendment thereto, or the omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading (other than statements or information supplied by the Bank for incorporation in the Offering Memorandum); (e) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit (unless such Cost was caused by the willful misconduct or gross negligence of the Bank); and/or (f) any presence, generation, treatment, storage, disposal, transport, movement, release, suspected release or threatened release of any Hazardous Material on, in, to or from any property (or any part thereof including without limitation the soil and groundwater thereon and thereunder) owned, leased or operated by the Company (in the past, currently or in the future).

         All of the foregoing Costs and obligations of the Company shall be additional obligations hereunder. In the event the Bank or any other indemnified party shall suffer or incur any Costs, the Company shall pay to the indemnified party the total of all such Costs suffered or incurred by the party, and fulfill its other obligations hereunder, on demand.

         Without limiting the foregoing, the Company shall be obligated to pay, on demand, the costs of any investigation, monitoring, assessment, enforcement, removal, remediation, restoration or other response or corrective action undertaken by the Bank or any other indemnified party, or their respective agents, with respect to any property owned, leased or operated by the Company.

         It is expressly understood and agreed that the obligations of the Company under this Section shall not be limited to any extent by the term of the Letter of Credit or this Reimbursement Agreement and shall remain in full force and effect unless and until expressly terminated by Bank in writing.

         Section X.3. Waiver of Jury Trial. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING WITHIN THE STATE OF NORTH CAROLINA FOR ANY ACTION TO WHICH THE COMPANY AND THE BANK ARE PARTIES ARISING OUT OF OR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT OR ANY OF THE RELATED DOCUMENTS. TO THE EXTENT PERMITTED BY LAW, THE COMPANY WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION INSTITUTED HEREUNDER OR UNDER ANY OF THE RELATED DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT OR ANY OF THE RELATED DOCUMENTS, OR ANY OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT OR ANY OF THE RELATED DOCUMENTS TO WHICH THE BANK IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK OR THE COMPANY, AND THE COMPANY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION THAT HAS JURISDICTION OVER THE COMPANY.

         Section X.4. Waiver of Automatic or Supplemental Stay. IN THE EVENT THAT A PETITION FOR RELIEF UNDER ANY CHAPTER OF THE BANKRUPTCY CODE IS FILED BY OR AGAINST THE COMPANY, THE COMPANY PROMISES AND COVENANTS THAT IT WILL NOT SEEK A SUPPLEMENTAL STAY PURSUANT TO BANKRUPTCY CODE SS.SS. 105 OR 362 OR ANY OTHER RELIEF PURSUANT TO BANKRUPTCY CODE SS. 105 OR ANY OTHER PROVISION OF THE BANKRUPTCY CODE, WHETHER INJUNCTIVE OR OTHERWISE, WHICH WOULD STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT THE BANK'S ABILITY TO ENFORCE ANY RIGHTS IT HAS, AT LAW OR IN EQUITY, TO COLLECT THE REIMBURSEMENT OBLIGATIONS FROM ANY PERSON OTHER THAN THE COMPANY.

         Section X.5. Notices. All demands, notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered, if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt), or five (5) days after being mailed, if mailed by first class, registered or certified mail, postage prepaid, to the address or telecopy number set forth below:

Party                                    Address

Company                                  Culp, Inc.
                                         101 South Main Street
                                         High Point, North Carolina  27261
                                         Attention:  Franklin N. Saxon
                                         Telephone:  (910) 888-6266
                                         Telecopy:   (910) 889-7089

Bank                                     Wachovia Bank of North Carolina,
                                           National Association
                                         Post Office Box 631
                                         High Point, North Carolina 27261
                                         Attention: Peter T. Callahan
                                         Telephone: (910) 887-7641
                                         Telecopy: (910) 887-7550

with copies to:                          Wachovia Bank of North Carolina,
                                           National Association
                                         301 North Main Street
                                         Winston-Salem, North Carolina 27150
                                         Attention:  International Department

                                         Wachovia Bank of North Carolina,
                                           National Association
                                         100 North Main Street
                                         Winston-Salem, North Carolina 27101
                                         Attention:  Bond and Money Market
                                                     Group/Customer Services

Trustee                                  First-Citizens Bank & Trust Company
                                         2917 Highwoods Boulevard
                                         Raleigh, North Carolina  27604
                                         Attention:  Corporate Trust Department
                                         Telephone:  (919) 755-7422
                                         Facsimile:  (919) 755-2025

The Company, the Bank or the Trustee may, by notice given hereunder, designate any further or different addresses or telecopy numbers to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

         Section X.6. Payment from Bank's Funds. The Bank hereby covenants and agrees that any payments under the Letter of Credit will be made with the Bank's own funds and not with funds of the Issuer or the Company.

         Section X.7. Limited Liability of the Bank. As between the Company and the Bank, the Company agrees to assume all risk of the acts or omissions of the Trustee (and any transferee of the Letter of Credit) with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee (or transferee) and any beneficiary in connection therewith; (b) the validity, or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; or (c) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which were caused by: (y) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms thereof; or (z) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order without responsibility for further investigation.

         Section X.8. Continuing Obligations; Revival of Obligations. The obligations of the Company under this Reimbursement Agreement shall continue until all amounts due and owing to the Bank hereunder as of the Termination Date shall have been paid in full; PROVIDED, HOWEVER, that the obligations of the Company pursuant to SECTIONS 10.1 and 10.2 hereof shall survive the termination of this Reimbursement Agreement. The Company further agrees that to the extent the Company makes a payment to the Bank, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver, or any other party under any bankruptcy, insolvency or other similar state or federal statute, common law or principles of equity, then, to the extent of such repayment by the Bank, the Reimbursement Obligations or part thereof intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been received by the Bank.

         Section X.9. Confirmation of Lien. The Company hereby grants to the Bank, to secure payment by the Company of sums due hereunder, a lien on moneys or instruments (at such times as they become payable to the Company under the Indenture) which the Company has an interest in or title to pursuant to SECTIONS 4.1, 4.2 or 4.4 of the Indenture, now or hereafter held in the Bond Fund, Bond Purchase Fund or Project Fund (as such terms are defined in the Indenture) or otherwise by the Trustee under any provision of the Indenture and in the right of the Company to receive any such moneys or instruments. The Bank hereby confirms that such lien is and shall be junior and subordinate to the lien on such moneys in favor of the holders of the Bonds and the Trustee.

         Section X.10. Controlling Law. This Reimbursement Agreement has been executed, delivered and accepted at, and shall be deemed to have been made in, North Carolina and shall be interpreted in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of North Carolina.

         Section X.11. Successors And Assigns. This Reimbursement Agreement shall be binding upon the Company, its successors and assigns and all rights against the Company arising under this Reimbursement Agreement shall be for the sole benefit of the Bank.

         Section X.12. Assignment and Sale. Without the prior written consent of the Bank, the Company may not sell, assign or transfer this Reimbursement Agreement or any of the Related Documents or any portion hereof or thereof, including without limitation the Company's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

         Section X.13. Amendment. This Reimbursement Agreement can be amended or modified only by an instrument in writing signed by the parties. The Company must provide the Trustee with prior written notice of any amendment or modification of SECTION 2.2(B).

         Section X.14. Severability. In the event that any provision of this Reimbursement Agreement shall be determined to be invalid or unenforceable by any court of competent jurisdiction, such determination shall not invalidate or render unenforceable any other provision hereof.

         Section X.15. Entire Reimbursement Agreement. THIS REIMBURSEMENT AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE EMBODY THE ENTIRE REIMBURSEMENT AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF. THIS REIMBURSEMENT AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE REPRESENT THE FINAL REIMBURSEMENT AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section X.16. Counterparts. This Reimbursement Agreement may be executed in several counterparts, each of which shall be an original and all of which, together shall constitute but one and the same instrument.

         Section X.17. Captions. The captions to the various sections and subsections of this Reimbursement Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

            [The remainder of this page is left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have caused this Reimbursement Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                         CULP, INC.


                         By:      ___________________________________
                         Name:    ___________________________________
                         Title:   ___________________________________


             [Execution by the Bank appears on the following page.]

                          WACHOVIA BANK OF NORTH CAROLINA,
                          NATIONAL ASSOCIATION


                          By:     ____________________________________
                          Name:   ____________________________________
                          Title:  ____________________________________

                                    EXHIBIT A

                               FIRST AMENDMENT TO
                          IRREVOCABLE LETTER OF CREDIT
                                NO. LC 968-068488

                                 April ___, 1997

First-Citizens Bank & Trust Company, as Trustee
2917 Highwoods Boulevard
Raleigh, North Carolina 27604
Attention:  Corporate Trust Department

Ladies and Gentlemen:

         In accordance with the terms of the Reimbursement and Security Agreement dated as of April 1, 1997 (the "Reimbursement Agreement"), between us and Culp, Inc., a North Carolina corporation (the "Company"), Irrevocable Letter of Credit No. 968-068488, issued in your favor on April 1, 1996, is hereby amended as follows:

                  1. The first paragraph of the Letter of Credit is hereby amended by deleting therefrom the reference to "the 1996 Amended and Restated Credit Agreement, dated as of April 1, 1996, among the Company, First Union National Bank of North Carolina, as agent, and us (the "Credit Agreement")," and inserting in its place the following:
         "the Reimbursement and Security Agreement dated as of April 1, 1997, between us and the Company (the "Reimbursement Agreement")."

                  2. Subparagraph (i) of the first paragraph thereof is hereby amended to read as follows:

                  (i) the close of business on March 1, 2001, or, if such date is extended pursuant to SECTION 2.2(B) of the Reimbursement Agreement, the date as so extended,

                  3. Subsection (c) of Section 10 of the Letter of Credit is hereby amended to read as follows:

                  (c) all Reimbursement Obligations relating to this Letter of Credit, including all Letter of Credit fees, shall have been paid in full.

                  4. The text of Section 11 of the Letter of Credit is hereby deleted in its entirety, and the word "[Reserved]" shall be inserted in its place.

         All other terms and conditions set forth in the Letter of Credit shall remain in full force and effect.

                           Very truly yours,

                           WACHOVIA BANK OF NORTH CAROLINA, NATIONAL ASSOCIATION


                           By:      ______________________________
                                    Authorized Officer